Exhibit 99.1

Outlook Therapeutics Secures $10 Million in Additional Working Capital

MONMOUTH JUNCTION, N.J., November 5, 2020 — Outlook Therapeutics, Inc. (Nasdaq: OTLK), a late clinical-stage biopharmaceutical company working to develop the first FDA-approved ophthalmic formulation of bevacizumab-vikg for use in retinal indications, today announced the issuance of a $10.2 million unsecured promissory note (the “Note”) to an accredited investor for $10.0 million cash proceeds, which will be used to pay off existing demand notes and to provide additional working capital.

“This non-dilutive funding provides us with additional flexibility as we continue to make great progress in advancing ONS-5010/LYTENAVA™ towards our planned Biologics License Application (BLA) for wet AMD in the second half of 2021. With all of our planned clinical trials for a wet AMD BLA now complete or fully enrolled, we are intensely focused on advancing ONS-5010 towards pivotal data readout in mid-2021. We also continue our efforts to secure a commercial partner for ONS-5010 by the end of 2020,” commented Lawrence Kenyon, President, CEO and CFO of Outlook Therapeutics.

The Note bears interest at a rate of 7.5% per annum, matures January 1, 2022, and includes an original issue discount of $200,000, along with $20,000 for Investor’s fees, costs and other transaction expenses. Outlook Therapeutics may prepay all or a portion of the Note at any time by paying 105% of the outstanding balance elected for pre-payment.

Other material terms related to the Note can be found in Outlook Therapeutic’s current report on Form 8-K, which will be filed with the Securities and Exchange Commission.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Note or any other securities, nor will there be any sale of Notes or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offer and sale of the Note has not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

About Outlook Therapeutics, Inc.

Outlook Therapeutics is a late clinical-stage biopharmaceutical company working to develop ONS-5010/LYTENAVA™ (bevacizumab-vikg) as the first FDA-approved ophthalmic formulation of bevacizumab-vikg for use in retinal indications, including wet age-related macular degeneration (AMD), diabetic macular edema and branch retinal vein occlusion. If ONS-5010 is approved, Outlook Therapeutics expects to commercialize it as the first and only FDA-approved ophthalmic formulation of bevacizumab-vikg for use in treating a range of retinal diseases in the United States, United Kingdom, Europe, Japan and other markets. Outlook Therapeutics expects to file ONS-5010 with the U.S. FDA as a new BLA under the PHSA 351(a) regulatory pathway, initially for wet AMD. For more information, please visit www.outlooktherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, you can identify forward-looking statements by terminology such as “will,” “plan,” “may,” “might,” “should,” “expect,” “anticipate,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of terms like these or other comparable terminology, and other words or terms of similar meaning. These include statements about the anticipated use of proceeds from the Note, the timing of BLA submission, the timing of completion of, and pivotal safety and efficacy data from, the pivotal Phase 3 trial, the timing of entry into a strategic partnership and definitive agreement with a global ophthalmic company, ONS-5010’s potential as the first FDA-approved ophthalmic formulation of bevacizumab-vikg, statements about commercial launch of ONS-5010, and plans for regulatory approvals in other markets. Although Outlook Therapeutics believes that it has a reasonable basis for the forward-looking statements contained herein, they are based on current expectations about future events affecting Outlook Therapeutics and are subject to risks, uncertainties and factors relating to its operations and business environment, all of which are difficult to predict and many of which are beyond its control. These risk factors include those risks associated with developing pharmaceutical product candidates, risks of conducting clinical trials, risks in obtaining necessary regulatory approvals, and risks of negotiating strategic partnership agreements, as well as those risks detailed in Outlook Therapeutics’ filings with the Securities and Exchange Commission, which include the uncertainty of future impacts related to the ongoing COVID-19 pandemic. These risks may cause actual results to differ materially from those expressed or implied by forward-looking statements in this press release. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Outlook Therapeutics does not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

CONTACTS:

Media Inquiries:

Harriet Ullman

Assistant Vice President

LaVoieHealthScience

T: 617-669-3082
hullman@lavoiehealthscience.com

Investor Inquiries:
Jenene Thomas
Chief Executive Officer
JTC Team, LLC
T: 833.475.8247
OTLK@jtcir.com

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